UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

Parkway Acquisition Corp. (the “Company”) held its annual meeting of shareholders on May 17, 2022 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company (i) elected fourteen directors to serve for one-year terms and (ii) ratified the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022.  The voting results for each proposal are as follows:

1.	To elect fourteen directors to serve for terms of one year each expiring at the 2023 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Votes
Thomas M. Jackson, Jr.	2,606,937	150,221	974,518
James W. Shortt	2,513,754	243,404	974,518
Jacky K. Anderson	2,537,816	219,342	974,518
Dr. J. Howard Conduff, Jr.	2,482,204	274,954	974,518
Blake M. Edwards, Jr.	2,575,515	181,643	974,518
Bryan L. Edwards	2,598,983	158,175	974,518
T. Mauyer Gallimore	2,510,316	246,842	974,518
A. Melissa Gentry	2,574,966	182,192	974,518
R. Devereux Jarratt	2,521,486	235,672	974,518
Theresa S. Lazo	2,607,014	150,144	974,518
W. David McNeill	2,566,420	190,738	974,518
Frank A. Stewart	2,574,477	182,681	974,518
John Michael Turman	2,593,822	163,336	974,518
J. David Vaughan	2,603,546	153,612	974,518

2.	To ratify the appointment of Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain
3,657,447	58,942	15,287

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: May 19, 2022	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer